Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP REPORTS SECOND QUARTER 2014 RESULTS

CHESTER, WV — August 8, 2014 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced financial results for the second quarter and six months ended June 30, 2014.

Second Quarter 2014 Results

For the second quarter of 2014, the Company’s total net revenues were $124.9 million, a decrease of 4.9% compared to $131.4 million in the same period of 2013.  Adjusted EBITDA in the second quarter of 2014 was $25.6 million, a decrease of 7.0% from the prior-year period, and adjusted EBITDA margin was 20.5%, a decrease of 40 basis points from the prior-year period.

“Our second quarter results were once again affected by a challenging regional operating environment,” said Joseph L. Billhimer, President and Chief Operating Officer of MTR Gaming Group, Inc.  “We were pleased with the continued strong performance of our Scioto Downs gaming facility, which has been a stellar performer since its opening in mid-2012 despite the increase in competition since that time.  Our Mountaineer and Presque Isle Downs operations were affected in the second quarter by another round of increased competition from Ohio’s expanding gaming market.  Looking ahead, our management teams remain focused on our core fundamental day-to-day operations as we evaluate the changing competitive environment in each of our markets and prepare for one more round of competitors opening in our region.”

The Company reported a net loss of $1.2 million for the second quarter of 2014, or $0.04 per diluted share, compared to net income of $2.4 million, or $0.08 per diluted share, in the same period of 2013.  Excluding $0.4 million in strategic transaction costs associated with MTR Gaming’s impending merger with Eldorado HoldCo LLC (“Eldorado”), the net loss in the second quarter of 2014 would have been $0.8 million, or $0.03 per diluted share.

Net revenues at Scioto Downs increased 2.3% to $38.4 million in the second quarter of 2014 compared to $37.6 million in the second quarter of 2013.  The property saw adjusted EBITDA increase to $13.0 million from $12.6 million in the comparable quarter of 2013, while the adjusted EBITDA margin at Scioto Downs increased to 33.8% compared to 33.6% in the prior-year quarter despite an increase in the amounts contributed to purses for racing by 1.5%.

Net revenues at Mountaineer Casino, Racetrack & Resort decreased 5.7% to $48.8 million in the second quarter of 2014 compared to $51.7 million in the second quarter of 2013.  Revenues from slots and table games decreased by $2.1 million and $0.6 million, respectively, compared to the same quarter of 2013.  The property saw adjusted EBITDA decrease to $8.8 million from $9.9 million in the comparable quarter of 2013, while the adjusted EBITDA margin at Mountaineer decreased to 18.0% compared to 19.1% in the prior-year quarter.

Net revenues at Presque Isle Downs & Casino decreased 10.4% to $37.7 million in the second quarter of 2014 compared to $42.1 million in the second quarter of 2013.  Revenues from slots and table games decreased by $3.9 million and $0.4 million, respectively, compared to the same quarter of 2013.  The property generated adjusted EBITDA of $5.9 million compared to $7.4 million in the same quarter of 2013, while the adjusted EBITDA margin decreased to 15.5% compared to 17.6% in the prior-year quarter.

The decrease in the Company’s net revenues and adjusted EBITDA for the second quarter of 2014 was primarily attributable to additional gaming competition from Ohio, as well as continued competitive pressure from existing casinos in that market.

Corporate overhead costs totaled $2.1 million during the second quarter of 2014, exclusive of $0.4 million in costs associated with strategic initiatives, compared to $2.4 million in the prior-year period.

Six Month Results

For the first half of 2014, MTR’s total net revenues decreased 5.7% to $239.7 million from $254.1 million in the first half of 2013.  Adjusted EBITDA of $46.1 million decreased 12.2% from $52.4 million in the same period last year.  The 2014 year-to-date net loss was $7.4 million, or $0.26 per diluted share, compared to net income of $1.6 million, or $0.06 per diluted share, in the prior-year period.  Excluding $0.9 million in strategic transaction costs associated with MTR Gaming’s impending merger with Eldorado, the net loss in the first half of 2014 would have been $6.5 million, or $0.23 per diluted share.

See attached tables, including a reconciliation of net loss, a GAAP financial measure, to adjusted EBITDA, as well as the calculation of adjusted EBITDA margin, each of which are non-GAAP financial measures.

Balance Sheet and Liquidity

As of June 30, 2014, MTR had $104.7 million in cash and cash equivalents, $7.9 million in restricted cash and $559.9 million in total debt, net of discount.  In addition, the Company has $20 million available for borrowing under its revolving credit facility.

MTR Gaming-Eldorado Merger Developments

The Company’s previously announced strategic business combination with Eldorado pursuant to which the Company and Eldorado will become wholly-owned subsidiaries of Eclair Holdings Company (“ERI”), which will be renamed “Eldorado Resorts, Inc.”, remains subject to certain conditions and approvals, including regulatory approvals from gaming regulators in Pennsylvania, registration and listing of ERI shares and customary closing conditions.  The proposed combination has been approved by MTR stockholders and gaming regulators in West Virginia, Nevada, Louisiana and Ohio.  The transaction is expected to close in the third quarter of 2014.  For more information about these milestones and other conditions and approvals required, please see the Registration Statement on Form S-4 and applicable amendments (File No. 333-192086) filed by Eclair Holdings Company with the Securities and Exchange Commission, as well as other relevant documents concerning the proposed combination.

Reconciliation of GAAP Measures to Non-GAAP Measures

Adjusted EBITDA represents earnings (losses) before interest expense (income), income taxes, depreciation and amortization, gain (loss) on the sale or disposal of property, other regulatory gaming assessment costs, loss on asset impairment, project-opening costs, strategic transaction costs, loss on debt modification and extinguishments and equity in loss of unconsolidated joint venture, to the extent that such items existed in the periods presented.  Adjusted EBITDA margin represents the calculation of adjusted EBITDA divided by net revenues. Adjusted EBITDA and adjusted EBITDA margin are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), are unaudited and should not be considered as an alternative to, or more meaningful than, net income (loss) or operating margin as indicators of our operating performance, or cash flows from operating activities, as a measure of liquidity. Adjusted EBITDA and adjusted EBITDA margin have been presented as supplemental disclosures because they are widely used measures of performance and basis’ for valuation of companies in our industry. Management of the Company uses adjusted EBITDA and adjusted EBITDA margin as primary measures of the Company’s operating performance and as components in evaluating the performance of operating personnel.  Uses of cash flows that are not reflected in adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, and certain regulatory gaming assessments which can be significant. Moreover, other companies that provide EBITDA and/or adjusted EBITDA information may calculate EBITDA and/or adjusted EBITDA differently than we do. A reconciliation of GAAP net income (loss) to adjusted EBITDA, as well as the calculation of adjusted EBITDA margin, is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results today at 9:00 a.m. EDT.  Interested parties may participate in the call by dialing (888) 417-8465.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID # 5599888).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Investor Relations section of the Company’s website.

A replay of the call will be available two hours following the end of the call through midnight EDT on Friday, August 15, 2014 at www.mtrgaming.com and by telephone at (877) 870-5176; passcode 5599888.

About MTR Gaming Group, Inc.

MTR Gaming Group, Inc. is a hospitality and gaming company that through subsidiaries owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com

Forward-Looking Statements

Except for historical information, this press release contains forward-looking statements concerning, among other things the prospects for improving the results of our operations at Mountaineer, Presque Isle Downs and Scioto Downs, including the successful operation of video lottery terminals at Scioto Downs. Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the impact of new competition for Mountaineer, Presque Isle Downs and Scioto Downs (including casino gaming and video lottery terminals in Ohio), the successful integration and operation of video lottery terminals at Scioto Downs, the effectiveness of our marketing programs, the enactment of future gaming legislation in the jurisdictions in which we operate, changes in, or failure to comply with, laws, regulations or the conditions of our gaming licenses, accounting standards or environmental laws, including adverse changes in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations, our ability to maintain or improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our ability to fulfill our obligations and comply with the covenants associated with our various debt instruments and/or our ability to obtain additional debt and/or equity financing, if and when needed, the impact of our announced combination with Eldorado, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

John W. Bittner, Jr.

Executive Vice President and Chief Financial Officer

(724) 933-8122

Jbittner@mtrgaming.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2014	2013	2014	2013

Revenues:
Gaming	$112,656	$119,186	$219,606	$233,955
Pari-mutuel commissions	3,343	3,419	4,623	4,799
Food, beverage and lodging	10,300	10,808	19,295	20,296
Other	3,853	3,634	6,274	5,791
Total revenues	130,152	137,047	249,798	264,841
Less promotional allowances	(5,252)	(5,670)	(10,070)	(10,737)
Net revenues	124,900	131,377	239,728	254,104

Operating expenses:
Costs of operating departments:
Gaming	66,535	69,051	129,864	136,272
Pari-mutuel commissions	3,356	3,376	5,225	5,228
Food, beverage and lodging	7,947	8,276	15,286	15,795
Other	2,333	2,299	3,858	3,840
Marketing and promotions	3,784	4,150	7,115	7,761
General and administrative	15,490	16,533	32,410	32,510
Strategic transaction costs	383	—	904	—
Depreciation	7,705	7,547	15,489	15,091
Loss (gain) on the sale or disposal of property	27	(11)	45	(93)
Total operating expenses	107,560	111,221	210,196	216,404

Operating income	17,340	20,156	29,532	37,700

Other income (expense):
Interest income	2	8	4	22
Interest expense	(17,391)	(17,392)	(34,781)	(34,783)

(Loss) income before income taxes	(49)	2,772	(5,245)	2,939
Provision for income taxes	(1,133)	(386)	(2,150)	(1,339)

Net (loss) income	$(1,182)	$2,386	$(7,395)	$1,600

Net (loss) income per common share
Basic	$(0.04)	$0.08	$(0.26)	$0.06
Diluted	$(0.04)	$0.08	$(0.26)	$0.06

Weighted average number of shares outstanding:
Basic	28,723,204	28,179,851	28,614,440	28,159,131
Diluted	28,723,204	28,456,713	28,614,440	28,501,793

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2014	2013	2014	2013

Net revenues:
Mountaineer Casino, Racetrack & Resort	$48,783	$51,736	$94,712	$100,901
Presque Isle Downs & Casino	37,702	42,077	70,817	79,668
Scioto Downs	38,415	37,564	74,199	73,535
Corporate	—	—	—	—
Consolidated net revenues	$124,900	$131,377	$239,728	$254,104

Adjusted EBITDA from continuing operations:
Mountaineer Casino, Racetrack & Resort	$8,788	$9,876	$16,026	$18,176
Presque Isle Downs & Casino	5,855	7,388	9,988	13,658
Scioto Downs	13,003	12,627	24,992	25,577
Corporate	(2,091)	(2,413)	(4,953)	(4,976)
Consolidated Adjusted EBITDA	$25,555	$27,478	$46,053	$52,435

The following tables set forth a reconciliation of income (loss) from continuing operations and income (loss) from discontinued operations, GAAP financial measures, to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA margin, non-GAAP financial measures.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2014	2013	2014	2013

Adjusted EBITDA:

Mountaineer Casino, Racetrack & Resort:
Net income	$6,541	$7,678	$11,478	$13,758
Interest income	—	—	—	(2)
Depreciation	2,255	2,218	4,557	4,450
Gain on the sale or disposal of property	(8)	(20)	(9)	(30)
Adjusted EBITDA	$8,788	$9,876	$16,026	$18,176
Net revenues	$48,783	$51,736	$94,712	$100,901
Adjusted EBITDA margin	18.0%	19.1%	16.9%	18.0%

Presque Isle Downs & Casino:
Net income	$3,082	$5,021	$4,525	$8,921
Interest income	(1)	—	(1)	(1)
Provision for income taxes	620	620	1,241	1,241
Depreciation	2,027	1,952	4,095	3,823
Other regulatory gaming assessments	100	(214)	83	(263)
Loss (gain) on the sale or disposal of property	27	9	45	(63)
Adjusted EBITDA	$5,855	$7,388	$9,988	$13,658
Net revenues	$37,702	$42,077	$70,817	$79,668
Adjusted EBITDA margin	15.5%	17.6%	14.1%	17.1%

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2014	2013	2014	2013
Adjusted EBITDA (continued):

Scioto Downs:
Net income	$9,049	$8,859	$17,220	$18,026
Interest expense	19	20	37	39
Provision for income taxes	513	378	909	710
Depreciation	3,414	3,370	6,818	6,802
Loss on disposal of property	8	—	8	—
Adjusted EBITDA	$13,003	$12,627	$24,992	$25,577
Net revenues	$38,415	$37,564	$74,199	$73,535
Adjusted EBITDA margin	33.8%	33.6%	33.7%	34.8%

Corporate:
Net loss	$(19,854)	$(19,172)	$(40,618)	$(39,105)
Interest expense, net of interest income	17,371	17,364	34,741	34,725
Benefit for income taxes	—	(612)	—	(612)
Depreciation	9	7	19	16
Loss on the sale or disposal of property	—	—	1	—
Strategic transaction costs	383	—	904	—
Adjusted EBITDA	$(2,091)	$(2,413)	$(4,953)	$(4,976)

MTR Gaming Group, Inc. (consolidated):
Net (loss) income	$(1,182)	$2,386	$(7,395)	$1,600
Interest expense, net of interest income	17,389	17,384	34,777	34,761
Provision for income taxes	1,133	386	2,150	1,339
Depreciation	7,705	7,547	15,489	15,091
Other regulatory gaming assessments	100	(214)	83	(263)
Loss (gain) on the sale or disposal of property	27	(11)	45	(93)
Strategic transaction costs	383	—	904	—
Consolidated Adjusted EBITDA	$25,555	$27,478	$46,053	$52,435
Net revenues	$124,900	$131,377	$239,728	$254,104
Adjusted EBITDA margin	20.5%	20.9%	19.2%	20.6%

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	June 30	December 31
	2014	2013
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$104,669	$100,124
Restricted cash	7,900	7,255
Accounts receivable, net of allowance for doubtful accounts of $153 in 2014 and $151 in 2013	3,693	4,853
Inventories	4,242	4,272
Deferred financing costs	1,642	1,642
Prepaid expenses and other current assets	8,689	7,850
Total current assets	130,835	125,996
Property and equipment, net	362,938	371,364
Other intangible assets	136,043	136,080
Deferred financing costs, net of current portion	5,945	6,766
Deposits and other	2,122	1,801
Non-operating real property	10,769	10,769
Assets of discontinued operations	184	184
Total assets	$648,836	$652,960

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,455	$2,998
Accounts payable - gaming taxes and assessments	8,053	9,947
Accrued payroll and payroll taxes	5,800	5,466
Accrued interest	27,344	27,344
Other accrued liabilities	19,027	17,043
Construction project and equipment liabilities	274	788
Deferred income taxes	837	837
Liabilities of discontinued operations	116	116
Total current liabilities	64,906	64,539
Long-term debt	559,894	558,834
Other regulatory gaming assessments	4,685	4,806
Long-term compensation	247	871
Deferred income taxes	19,258	17,412
Other long-term liabilities	429	497
Total liabilities	649,419	646,959
Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	65,843	65,047
Accumulated deficit	(66,538)	(59,143)
Accumulated other comprehensive loss	(112)	(127)
Total stockholders’ (deficit) equity of MTR Gaming Group, Inc.	(807)	5,777
Non-controlling interest of discontinued operations	224	224
Total stockholders’ (deficit) equity	(583)	6,001
Total liabilities and stockholders’ (deficit) equity	$648,836	$652,960

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